Exhibit 10.3

     Ms.  Renaghan's  Employment  is the  same as the  Employment  Agreement  in
Exhibit 10.1, which is incorporated herein by reference except as to: (i) the name of the signatory, which is Denise M. Renaghan; (ii) the signatory for the Company, which is John F. Murphy; (iii) the position in Section 1, which is Executive Vice President and Chief Operating Officer; and (iv) the amount of the base salary in Section 3(a), which is $150,000.